Exhibit 99.(a)(1)(vi)

Notice of Withdrawal of Tender
Regarding Shares in Antares Strategic Credit Fund
Tendered Pursuant to the Offer to Purchase
Dated May 14, 2026

The Offer and withdrawal rights will expire on June 11, 2026 and this Notice of Withdrawal must be received by
the Fund’s Transfer Agent by mail or email by 11:59 p.m.,
Eastern Time, on June 11, 2026, unless the Offer is extended
Complete this Notice of Withdrawal and follow the transmittal|
instructions included herein

PLEASE SEND COMPLETED FORMS TO:

Antares Strategic Credit Fund
c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street

Milwaukee, WI 53202

You are responsible for confirming that this Notice is received timely. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: ____________________________________________________________________________________________
Fund Account #: _____________________________________________________________________________________________
Account Name/Registration: _______________________________________________________________________________________

Address: _____________________________________________________________________________________________

City, State, Zip _____________________________________________________________________________________________

Telephone Number: _____________________________________________________________________________________________

Email Address: _____________________________________________________________________________________________

Financial Intermediary Firm Name: ____________________________________________________________________________________________

Financial Intermediary Account #: ____________________________________________________________________________________________

Financial Advisor Name: _____________________________________________________________________________________________

Financial Advisor Telephone #: _____________________________________________________________________________________________

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature                  Print Name of Authorized Signatory (and Title if applicable)                   Date

Signature                  Print Name of Authorized Signatory (and Title if applicable)                   Date